UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 14, 2016

DENNY’S CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-18051	13-3487402
(State or other jurisdiction of	Commission File No.	(I.R.S. Employer
Incorporation or organization		Identification No.)

203 East Main Street
Spartanburg, South Carolina 29319-0001
(Address of principal executive offices)
(Zip Code)

(864) 597-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[    ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On September 14, 2016, Denny’s Corporation (the "Company”) announced that Debra Smithart-Oglesby, director of the Company, adopted a stock trading plan in accordance with guidelines specified under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and the Company’s policies regarding stock transactions. Ms. Smithart-Oglesby’s trading plan is a part of her asset diversification, tax and financial planning strategy. Under the trading plan, if the stock price is above specified levels, a brokerage firm will be authorized to sell up to 122,231 shares of the Company’s common stock, primarily representing shares previously acquired through stock option exercises and Company equity awards. Transactions under the plan are scheduled to take place between October 14, 2016 and May 23, 2017 and will be disclosed publicly through Form 4 filings with the Securities and Exchange Commission to the extent required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Denny's Corporation

Date: September 16, 2016	/s/ F. Mark Wolfinger
F. Mark Wolfinger
Executive Vice President,
Chief Administrative Officer and
Chief Financial Officer